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THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
400 ROBERT STREET NORTH
ST. PAUL, MN 55101-2098
PH 612/298-3500



April 23, 1997

                                                                         [LOGO]

MIMLIC Series Fund, Inc.
Minnesota Mutual Life Center
400 Robert Street North
St. Paul, MN  55101


RE:  OPINION OF COUNSEL


Gentlepersons:

In my capacity as counsel for The Minnesota Mutual Life Insurance Company (the "Company"), I have reviewed certain legal matters relating to the MIMLIC Series Fund, Inc. (with a name change to the Advantus Series Fund, Inc. to be effective on May 1, 1997) in connection with its Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A. This Post-Effective Amendment is to be filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to interest under the Fund (Securities and Exchange Commission File Nos. 2-96990 and 811-4279).

Based upon that review, I am of the following opinion:

   1. The Fund is a company duly created and validly existing pursuant to the laws of the State of Minnesota; and

   2. The issuance and sale of the Fund shares being registered, have been duly authorized by the Fund and such shares, when issued in accordance with and described in the current Prospectus contained in the Registration Statement, and upon compliance with applicable local and federal laws, will be legal and binding obligations of the Fund, fully paid and nonassessible, in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


Donald F. Gruber
Senior Counsel

DFG/jh